EXHIBIT 22


                                  MESA INC.
                                Subsidiaries


As of December 31, 1995                             Place of Incorporation
-----------------------                             ----------------------

Subsidiary Corporations:

     Garretson Equipment Co., Inc.                           Iowa
     Hugoton Capital Corporation                           Delaware
     Hugoton Management Company                             Texas
     Mesa Capital Corporation                              Delaware
     Mesa Environmental Ventures Co.                       Delaware
     Mesa Holding Co.                                      Delaware
     Mesa Operating Co.                                    Delaware
     Mesa Transmission Co.                                 Delaware
     Pioneer Natural Gas Company                            Texas
     Pioneer Production Corporation International           Texas
     Pioneer Uravan, Inc.                                   Texas

Subsidiary Limited Partnership:

     Hugoton Capital Limited Partnership                   Delaware